Exhibit 10.1

AMENDMENT NO. 2 TO LOAN AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AGREEMENT, dated as of November 29, 2018 (this “Amendment”), is made among Viveve Medical, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party hereto, CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, “Administrative Agent”), and the lenders listed on the signature pages hereof (each, a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to the Term Loan Agreement, dated as of May 22, 2017, with the Subsidiary Guarantors from time to time party thereto (as amended by the Waiver and Amendment to Loan Agreement, dated as of November 29, 2017, and modified by Waiver No. 2 to Loan Agreement, dated as of December 12, 2017, and as further amended, modified or supplemented, the “Loan Agreement”); and

WHEREAS, Borrower has requested that Administrative Agent and the Lenders (which Lenders constitute the Majority Lenders pursuant to Section 13.04 of the Loan Agreement), and Administrative Agent and the Lenders have agreed to, make certain amendments to the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.     Definitions; Interpretation.

(a)        Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)        Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.     Amendment. Subject to Section 3 of this Amendment:

(a)        Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order:

“Board” has the meaning set forth in Section 8.16.

“Representative” has the meaning set forth in Section 8.16.

(b)          Section 10.02(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b)     during the twelve-month period beginning on January 1, 2018, of at least $17,000,000;”

(c)          A new Section 8.16 is hereby added to the Loan Agreement immediately following Section 8.15 of the Loan Agreement as follows:

“8.16     Board Observation Rights. Borrower shall, concurrently with delivery to Borrower’s Board of Directors (the “Board”), give a designated representative of the Lenders (who may change from time to time at the sole discretion of Administrative Agent and with prior written notice to Borrower) (the “Representative”) copies of all notices, minutes, consents and other materials that Borrower provides to the Board, and shall permit the Representative to attend all meetings of the Board as a non-voting observer, except that the Representative may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith that (x) such exclusion is reasonably necessary to (i) preserve attorney-client privilege (which determination shall be made upon advice of counsel in the case of this clause (i)) or (ii) avoid a breach of a bona fide confidentiality obligation to third parties, so long as, in each case, Administrative Agent is given written notice of such determination and is provided with a written summary of any information redacted from such meeting or material or (y) such material or meeting or portion thereof is about Borrower’s strategy regarding the Loans and any refinancing thereof.”

SECTION 3.      Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the following conditions precedent:

(a)         Borrower, Administrative Agent and the Majority Lenders shall have duly executed and delivered this Amendment pursuant to Section 13.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

(b)         no Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and

(c)         Borrower shall have paid or reimbursed Administrative Agent and the Lenders for their reasonable and documented out of pocket costs and expenses (including the reasonable and documented fees and expenses of Administrative Agent’s and the Lenders’ legal counsel) incurred in connection with this Amendment pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

SECTION 4.       Representations and Warranties; Reaffirmation.

(a)          Borrower hereby represents and warrants to each Lender as follows:

(i)     Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within Borrower’s corporate powers and has been duly authorized by all necessary corporate board of directors (or the equivalent thereof) and, if required, by all necessary shareholder (or the equivalent thereof) action. This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (w) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (x) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of Borrower and its Subsidiaries, (y) will not violate any order of any Governmental Authority and (z) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)     The representations and warranties in Section 7 of the Loan Agreement are true and correct, in each case on and as of the date hereof, with the same force and effect as if made on and as of the date hereof (except that the representation regarding representations and warranties that refer to a specific earlier date is that they were true and correct on such earlier date).

(b)         Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5.      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)         Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)        Submission to Jurisdiction. Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of Administrative Agent and the Lenders only and, as a result, none of Administrative Agent or any Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)         Waiver of Jury Trial. Borrower, Administrative Agent and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 6.     Release of Claims. Each Obligor hereby absolutely and unconditionally releases and forever discharges Administrative Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Obligor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Obligor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

SECTION 7.     Miscellaneous.

(a)        No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)        Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)        Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)        Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)        Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f)        Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Name: Scott Durbin
Title: Chief Executive Officer

SUBSIDIARY GUARANTOR:

VIVEVE, INC.

By:	/s/ Scott Durbin
Name: Scott Durbin
Title: Chief Executive Officer

[Signature Page – Amendment No. 2]

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By: /s/ Nathan Hukill

Name:  Nathan Hukill

Title:  Authorized Signatory

LENDERS:

Crg PARTNERS III – PARALLEL FUND “a” L.P.

By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner

By CRG PARTNERS III GP LLC, its General Partner

By: /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

Crg ISSUER 2017-1

By CRG SERVICING LLC, acting by power of attorney

By: /s/ Nathan Hukill

Name: Nathan Hukill

Title: Authorized Signatory

[Signature Page – Amendment No. 2]